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                                                                      Exhibit 21

                                 LOGICON, INC.

                         SUBSIDIARIES OF THE REGISTRANT



                                                         Country or State
Subsidiary (name under which subsidiary does business):  of Incorporation
- -------------------------------------------------------  ----------------


          Geodynamics Services Corporation               Colorado

          Logicon Eagle Technology, Inc.                 Delaware

          Logicon Geodynamics, Inc.                      California

          Logicon R & D Associates                       California

          Logicon Syscon. Inc.                           District of Columbia

          Logicon Syscon Services, Inc.                  District of Columbia

          Logicon Technical Services, Inc.               California

          Logicon Ultrasystems, Inc.                     Delaware

          Syscon BVI, LTD                                British Virgin Islands

          Syscon Saudi Arabia, LTD                       Kingdom of Saudi Arabia